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                                                                    EXHIBIT 3.2


                      COLONIAL DIRECT FINANCIAL GROUP, INC.

                               AMENDED & RESTATED

                                     BYLAWS



                                    ARTICLE I

                                     OFFICES

                  Section 1. The registered office shall be located in the City of Wilmington, State of Delaware.

                  Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. All meetings of the stockholders shall be held at such place within or without the State as may be from time to time fixed or determined by the Board of Directors.

                  Section 2. An annual meeting of the stockholders, commencing with the year 1998, shall be held on a date and at a time and place to be determined by the Board of Directors, when they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the President or a majority of the Board of Directors, or the holders of not less than one-fifth of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the stockholders to be held at such time, not more than sixty days thereafter, as the Secretary may fix. If the Secretary shall neglect to issue such call, the person or persons making the request may issue the call.

                  Section 4. Written notice of every meeting of the stockholders, specifying the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be served upon or mailed, postage prepaid, not less than ten nor more than fifty days before the date of the meeting, unless a different period of notice is required by statute, to each stockholder entitled to vote thereat.



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                  Section 5. The Officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 6. Business transacted at all special meetings of stockholders shall be limited to the purposes state in the notice.

                  Section 7. Business To Be Transacted at Annual Meetings. At each annual meeting, the stockholders shall elect the Directors whose terms of office shall expire at such meeting. At any such annual meeting any further proper business may be transacted. To be properly brought before an annual meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, not later than 90 days in advance of such meeting. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or Bylaws of the corporation, the language of the proposed amendment, (ii) the name and address of the stockholder proposing such address, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (iv) any material interest of the stockholder in such business. stockholders wishing to nominate Directors for election must comply with the additional requirements of Section 7 below. No business shall be conducted at an annual meeting of stockholders except in accordance with this Section and the chairman of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

                  Section 8. Nominations for Directors. Nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors. Any stockholder entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 90 days in advance of such meeting. Each notice of a stockholder's intent to make such nomination shall set forth the information set forth in Section 7 above and, in addition, the following information: (a) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (b) such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement

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filing pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (c) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of any meeting of stockholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                  Section 9. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation or by these Bylaws. The stockholders present in person or by proxy at a duly convened meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

                  Section 10. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  Section 11. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period; and, except where the Board of Directors has fixed, in advance, a record date, which shall not be more than sixty, nor less than ten days before the date of such meeting, the record date for determining stockholders entitled to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which the meeting is held.

                Section 12. Any action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders who would be entitled to vote at a meeting for such purpose.

                                   ARTICLE III

                                    DIRECTORS

                Section 1. The number of Directors which shall constitute the Board shall not be less than two (2) nor more than seven (7) Directors, which Board shall be elected by the stockholders at their annual meeting. The Board of Directors may, by a vote of not less than a majority of the authorized number of Directors, increase or decrease the number of Directors from time to time without a vote of the stockholders provided, however, that any such decrease shall not eliminate any Director then in office.

                Section 2. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the remaining number of the Board, though less than a quorum. If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent

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of the total number of shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by Directors then in office as aforesaid, which election shall be governed by the provision of Article II, Section 2, as far as applicable.

                Section 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  Section 5. The first meeting of each newly elected Board of Directors shall be held at the same place as, and immediately following, the annual meeting of the stockholders unless the stockholders shall otherwise fix the time and place of such meeting at the annual meeting of stockholders at which such Directors were elected, in which case such meeting shall be held at the time and place so fixed. No notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute such meeting, provided a majority of the whole Board shall be present. In the event such meeting is not held at such time and place as provided for above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

                  Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the Board at a duly convened meeting, or by unanimous written consent.

                  Section 7. Special meetings of the Board may be called by the President on one (1) days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

                  Section 8. At all meetings of the Board a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                Section 9. If all the Directors shall severally or collectively consent in writing to any action to be taken by the Corporation, and if the writing or writings are filed with the minutes of the proceedings of the Board, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

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                Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. The committee or committees designated shall keep regular minutes of its proceedings and report the same to the Board when required.

                            COMPENSATION OF DIRECTORS

                Section 11. Directors shall not receive any stated salary for their services but, by resolution of the Board, a fixed sum and expenses of attendance, If any, may be allowed for attendance at each regular or special meeting of the Board or at meetings of the executive committee; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

                              REMOVAL OF DIRECTORS

                Section 12. The entire Board of Directors or any individual Director may be removed from office without assigning any cause by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders would be entitled to cast at any annual election of Directors. In case the Board or any one or more Directors be so removed, new Directors may be elected at the same meeting.

                                   ARTICLE IV

                                     NOTICES

                Section 1. Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram.

                Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated thererin, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

                  Section 1. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the Board, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any of the aforesaid offices may be held by the same person. Except for the office of President, Secretary and Treasurer, the Board of Directors, in its discretion, may leave vacant for such period of time as it may deem appropriate any office provided for in these Bylaws.

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                  Section 2. The Board of Directors, at their first meeting, shall elect a President, who may but need not be a Director, and the Board shall also annually choose a Vice President, a Secretary and a Treasurer who need not be members of the Board.

                  Section 3. The Board of Directors may appoint such other Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  Section 4. The salaries of all Officers and agents of the Corporation shall be fixed by the Board of Directors.

                  Section 5. The Officers of the Corporation shall hold office until their successors are chosen and qualify. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                              CHAIRMAN OF THE BOARD

                  Section 6. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  THE PRESIDENT

                Section 7. The President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                Section 8. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation.

                               THE VICE PRESIDENTS

                Section 9. The Vice President or, if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

                Section 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the executive

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committee when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.

                Section 11. The Assistant Secretary or, if there shall be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                     THE TREASURER AND ASSISTANT TREASURERS

                  Section 12. The Treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                  Section 13. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                  Section 14. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  Section 15. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE VI

                             CERTIFICATES OF SHARES

                  Section 1. The certificates of shares of the Corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be.

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                  Section 2. Every share certificate shall be signed by the
President and the Secretary and shall be sealed with the corporate seal which may be facsimile, engraved or printed.

                  Section 3. In case any Officer who has signed or whose facsimile signature has been placed upon any share certificate, shall have ceased to be such Officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the Officer had not ceased to be such at the date of its issue.

                                LOST CERTIFICATES

                  Section 4. The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

                               TRANSFER OF SHARES

                  Section 5. Upon the surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

                  Section 6. The Board of Directors may fix a time, not more than sixty nor less than ten days, prior to the date of any meeting of stockholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each stockholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice.

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                             REGISTERED STOCKHOLDERS

                  Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

                                   ARTICLE VII

                          INDEMNIFICATION AND INSURANCE

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

                  Section 1. The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                Section 2. The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                Section 3. Indemnification under Sections 1 and 2 of this Article shall be made by the Corporation when ordered by a court or upon a determination that indemnification of the Director or Officer is proper in the circumstances because he has met the applicable standard of conduct set forth in

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those Sections. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

                Section 4. Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in Sections 1 and 2 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under those Sections, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

                  Section 5. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 6. Nothing herein contained shall be construed as limiting the power or obligation of the Corporation to indemnify any person in accordance with the Delaware General Corporation Law, as amended from time to time, or in accordance with any similar law adopted in lieu thereof. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  Section 7. The Corporation shall also indemnify any person against expenses, including attorneys' fees, actually and reasonably incurred by him in enforcing any right to indemnification under this Article, under the Delaware General Corporation Law, as amended from time to time, or under any similar law adopted in lieu thereof.

                  Section 8. Any person who shall serve as a Director, Officer, employee or agent of the Corporation or who shall serve, at the request of the Corporation, as a Director, Officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall be deemed to do so with knowledge of and in reliance upon the rights of indemnification provided in this Article, in the Delaware General Corporation Law, as amended from time to time, and in any similar law adopted in lieu thereof.

                                    INSURANCE

                  Section 9. The Corporation shall have power but not the obligation to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

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                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                EMERGENCY BYLAWS

                Section 1. The Board of Directors of the Corporation may adopt emergency Bylaws, subject to repeal or change by action of the stockholders, which shall be operative during any emergency resulting from warlike damage or attack on the United States or any nuclear or atomic disaster. The emergency Bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

                              INTERESTED DIRECTORS

                Section 2. No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other Corporation, partnership, association or other organization in which one or more of its Directors or Officers are also Directors or Officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the Director or Officer is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                           (a) The material facts as to his interest and as to
the contract or transaction, contract or transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors; or

                           (b) The material facts as to his interest and as to
the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or

                           (c) The contract or transaction is fair as to the
Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

                Section 3. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction in the preceding section.

                                    DIVIDENDS

                  Section 4. Dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the Articles of Incorporation.

                  Section 5. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

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                                     CHECKS

                  Section 6. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

                  Section 7. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

                  Section 8. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 1. These Bylaws may be altered, amended or repealed by the Board of Directors or stockholders as provided in Section 2 and Section 3 of these Bylaws.

                  Section 2. By Board of Directors. The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be made or adopted by a resolution of a majority of the majority of the Board of Directors at any regular or special meeting of the Board.

                  Section 3. By stockholders. The Bylaws of the Corporation may also be altered, amended or repealed or new Bylaws may be made or adopted by the vote of a majority in interest of the stockholders represented and entitled to vote upon the election of Directors, at any meeting at which a quorum is present.














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